UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to Section 240.14a-12

UNRIVALED BRANDS, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Unrivaled Brands, Inc.

3242 S. Halladay St., Suite 202

Santa Ana, CA 92705

Telephone: (888) 909-5564

August 19, 2021

Dear Fellow Stockholder:

You are cordially invited to attend the 2021 Annual Meeting of Stockholders of Unrivaled Brands, Inc. (f/k/a Terra Tech Corp.) (the “Company,” “we,” “our” or “us”), which will be held on Wednesday, September 29, 2021 at 9:00 a.m., Pacific Daylight Time, at 3242 S. Halladay St., Suite 202, Santa Ana, CA 92705.

The Notice of Annual Meeting and Proxy Statement describe the matters that we expect to be acted upon at the Annual Meeting. Management will be available to answer any questions you may have immediately after the Annual Meeting.

As permitted by the Securities and Exchange Commission (“SEC”), we are providing access to our proxy materials online under the SEC’s “notice and access” rules. As a result, unless you previously requested electrionic or paper delivery on an ongoing basis, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a paper copy of the Notice of Annual Meeting, Proxy Statement, our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (the “2020 Annual Report”) and a form of proxy card or voting instruction card (together, the “proxy materials”). The Notice contains instructions on how to access the proxy materials online. The Notice also contains instructions on how stockholders can receive a paper copy of our proxy materials. If you elect to receive a paper copy, our proxy materials will be mailed to you. This distribution process is more resource- and cost-efficient. We expect to mail the Notice and the proxy materials to our stockholders on or about August 20, 2021.

Whether or not you choose to attend the Annual Meeting, it is important that your shares be represented. Regardless of the number of shares you own, please vote your shares via telephone, over the Internet, or sign and date the enclosed proxy card and promptly return it to us in the enclosed postage-paid envelope. If you sign and return your proxy card without specifying your votes, your shares will be voted in accordance with the recommendations of the Board of Directors contained in the Proxy Statement.

Sincerely,

/s/ Francis Knuettel II

Francis Knuettel II

Chief Executive Officer

UNRIVALED BRANDS, INC.

3242 S. Halladay St., Suite 202

Santa Ana, CA 92705

______________________________________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

SEPTEMBER 29, 2021

______________________________________________

The Annual Meeting of Stockholders of Unrivaled Brands, Inc. (f/k/a Terra Tech Corp.), a Nevada corporation, will be held on September 29, 2021 at 9:00 a.m., Pacific Daylight Time, at 3242 S. Halladay St., Suite 202, Santa Ana, CA 92705, for the following purposes:

1.	To elect five directors;

2.	To ratify the appointment of Marcum LLP (“Marcum”) as our independent registered public accounting firm for the fiscal year ending December 31, 2021;

3.

To hold a non-binding stockholder advisory vote on the compensation of our named executive officers disclosed in this proxy statement under the section titled “Executive Compensation,” including the compensation tables and other narrative executive compensation disclosures therein, required by Item 402 of Securities and Exchange Commission Regulation S-K (a “say-on-pay” vote); and

4.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on Monday, August 2, 2021 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

By Order of the Board of Directors

/s/ Francis Knuettel II

Francis Knuettel II

Secretary

August 19, 2021

Even if you expect to attend the Annual Meeting, please promptly complete, sign, date and mail the enclosed proxy card. A self-addressed envelope is enclosed for your convenience. No postage is required if mailed in the United States. Stockholders who attend the Annual Meeting may revoke their proxy and vote in person if they so desire. In addition, registered stockholders can cast their vote electronically at http://www.westcoaststocktransfer.com/proxy-unrv/ or via telephone at 619.664.4780.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON SEPTEMBER 29, 2021: The Proxy Statement, proxy card, and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 are also available, free of charge, at http://www.westcoaststocktransfer.com/proxy-unrv/.

UNRIVALED BRANDS, INC.

3242 S. Halladay St., Suite 202

Santa Ana, CA 92705

PROXY STATEMENT

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (collectively, the “Board”, and, individually, each a “Director”) of Unrivaled Brands, Inc. (f/k/a Terra Tech Corp.), a Nevada corporation (the “Company”), of proxies to be used at the Annual Meeting of Stockholders of the Company to be held on September 29, 2021 (the “Annual Meeting”). The Notice of Internet Availability of Proxy Materials, this Proxy Statement and the related proxy card and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 are being mailed and made available via the Internet to stockholders commencing on or about August 20, 2021.

UMBRLA Merger and Name Change

On July 1, 2021, the Company acquired UMBRLA, Inc., a Nevada corporation (“UMBRLA”) and a diversified cannabis company with distribution, manufacturing and dispensary operations, pursuant to an Agreement and Plan of Merger, dated as of March 25, 2021, by and among the Company, UMBRLA, Phoenix Merger Sub Corp., a Nevada corporation and wholly owned subsidiary of the Company (“Merger Sub”), and Dallas Imbimbo, as the stockholder representative for the UMBRLA stockholders. Pursuant to the merger agreement, Merger Sub was merged with and into UMBRLA, with UMBRLA surviving the merger as a wholly owned subsidiary of the Company.

In connection with the UMBRLA merger, effective July 7, 2021, the Company changed its corporate name from “Terra Tech Corp.” to “Unrivaled Brands, Inc.” The ticker symbol for the Company’s common stock was also changed from “TRTC” to “UNRV.” The common stock continues to be quoted on the OTC Markets Group’s OTCQX tier.

PROXIES AND VOTING

Stockholders Entitled to Vote; Number of Votes

Stockholders of record of the Company at the close of business on August 2, 2021 (the “Record Date”) will be entitled to vote at the Annual Meeting. On that date, 431,876,107 shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”) were outstanding and entitled to vote. For vote tabulation purposes at the Annual Meeting, each share of Common Stock is entitled to one vote at the Annual Meeting.

Proxy

If the enclosed proxy card is executed and returned, the shares represented by it will be voted as directed on all matters properly coming before the Annual Meeting for a vote. Returning your completed proxy card will not prevent you from voting in person at the Annual Meeting should you be present and desire to do so. If your shares are registered directly in your name with the Company’s transfer agent, West Coast Stock Transfer Inc., you are considered the stockholder of record with respect to those shares and you may cast your vote in person at the meeting or by any one of the following ways:

By Telephone: You may call the toll-free number indicated on your proxy card or Notice of Internet Availability of Proxy Materials (the “Notice”). Follow the simple instructions and use the personalized control number specified on your proxy card or Notice to vote your shares. You will be able to confirm that your vote has been properly recorded. Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed, and returned a proxy card.

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Over the Internet: You may visit the website indicated on your proxy card or Notice. Follow the simple instructions and use the personalized control number specified on your proxy card or Notice to vote your shares. You will be able to confirm that your vote has been properly recorded. Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed, and returned a proxy card.

By Mail: You may mark, sign, and date the enclosed proxy card and return it in the postage-paid envelope provided. If you receive a Notice, you can request a copy of our proxy materials which will include a proxy card or voting instruction form.

If your shares of Common Stock are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the “beneficial owner” of shares held in “street name.” The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. If you request printed copies of these proxy materials by mail, you will receive a voting instruction form from the brokerage firm, bank, broker-dealer or other nominee who holds the shares in your account.

Proxy Revocation

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted at the Annual Meeting. Proxies may be revoked by (i) delivering to the Secretary of the Company, before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly completing a later-dated proxy card relating to the same shares and presenting it to the Secretary of the Company before the taking of the vote at the Annual Meeting, or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be delivered to the Company’s Secretary at the Company’s principal executive offices, the address of which is noted on the Notice of Annual Meeting, or hand delivered to the Secretary of the Company, in either case before the taking of the vote at the Annual Meeting.

Quorum

The holders of five percent (5%) or more of the total number of outstanding shares of Common Stock entitled to vote must be present in person or by proxy to constitute the necessary quorum for any business to be transacted at the Annual Meeting. The inspectors of election appointed for the Annual Meeting will determine whether a quorum is present. Shares that abstain from voting on any proposal and “broker non-votes” will be counted as shares that are present and entitled to vote for purposes of determining whether a quorum exists at the Annual Meeting. For purposes of determining the outcome of any matter as to which a broker (or other nominee) has not received instructions, and for which it does not have discretionary voting authority, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for purposes of determining whether a quorum exists and may be entitled to vote on other matters). For proposals that require a majority of votes outstanding to pass, these shares will be treated as voted “against” such proposal.

Required Votes

The nominees for Director receiving the greatest number of votes cast at the Annual Meeting in person or by proxy will be elected. Consequently, any shares of Common Stock present in person or by proxy at the Annual Meeting, but not voted for any reason, have no impact in the election of Directors. Each other item to be acted upon at the Annual Meeting requires the affirmative vote of the holders of a majority of the votes cast at the meeting in person or by proxy by the holders of shares entitled to vote on the item, assuming that a quorum is present or represented at the meeting. A properly executed proxy marked “WITHHOLD” with respect to the election of one or more Directors will not be voted with respect to the Director or Directors indicated, and will have no effect on the election of Directors. With respect to the other proposals, a properly executed proxy marked “ABSTAIN,” although counted for purposes of determining whether there is a quorum, will not be voted. Accordingly, an abstention will have no effect on the outcome of the vote on a proposal because an abstention does not count as a vote cast. Under Nevada law, a broker non-vote will have no effect on the outcome of the matters presented for a stockholder vote. Stockholders have no right to cumulative voting as to any matter, including the election of Directors.

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PROPOSAL ONE:

ELECTION OF DIRECTORS

At the Annual Meeting, stockholders will consider the election of five Directors for terms ending at the next annual meeting of stockholders and/or until their respective successors are duly elected and qualified. The following pages contain information about the Company’s Directors, including the nominees for election.

The current terms of office for Nicholas Kovacevich, Francis Knuettel II, Eric Baum, Tiffany Davis and Dallas Imbimbo will expire on the day of the Annual Meeting (as soon as they or their successors are elected). The Board, upon the recommendation of the Governance and Nominating Committee, has nominated each of these incumbent directors for election at the Annual Meeting to hold office until the next annual meeting of stockholders and/or until their respective successors are duly elected and qualified. The Board appointed each of Messrs. Kovacevich and Knuettel to the Board on December 10, 2020, appointed Mr. Kovacevich as Chairman of the Board on December 15, 2020, appointed Ms. Davis to the Board on April 6, 2021 and appointed Messrs. Baum and Imbimbo to the Board on July 1, 2021. Messrs. Baum and Imbimbo were appointed in connection with the Company’s acquisiton of UMBRLA. Mr. Knuettel is also our Chief Executive Officer.

If any nominee becomes unavailable for any reason before the election, which event is not anticipated, the proxies will be voted for the election of such other person as a Director as the Board may recommend.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF THE NOMINEES NAMED BELOW.

NOMINEES FOR DIRECTORS

Following is information about the five Directors nominated for re-election at this Annual Meeting:

Name	Director Since	Age	Positions

Nicholas Kovacevich	2020	35	Chairman of the Board

Francis Knuettel II	2020	55	Chief Executive Officer, Secretary, and Director

Eric Baum	2021	44	Director

Tiffany Davis	2021	43	Director

Dallas Imbimbo	2021	35	Director

Nicholas Kovacevich – Mr. Kovacevich is the CEO of KushCo Holdings, Inc., a leading provider of ancillary products and services to businesses in the legal cannabis industry. Mr. Kovacevich graduated Summa Cum Laude from Southwest Baptist University with a Bachelor of Science in Sports Management. After college, Mr. Kovacevich began his entrepreneurial career by building and exiting Pack My Dorm. He continued on to found several other successful businesses including BigRentz, Inc., a leading online equipment rental company, and Alpha West Holdings, a diversified holding company whose portfolio businesses generate a combined $100M+ in annual sales. Recently, Kovacevich was appointed to California’s 32nd DAA Orange County Fair Board by California Governor Newsom. Mr. Kovacevich’s extensive entrepreneurial experience, as well as his experience serving as the CEO of a company in the legal cannabis industry, qualifies him to serve on our Board.

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Francis Knuettel II – Mr. Knuettel has decades of experience in working with and advising public and private companies on financial management and controls, M&A, capital markets transactions and operating and financial restructurings. Mr. Knuettel was formerly Director of Capital and Advisory at Viridian Capital Advisors. He joined Veridian from One Cannabis Group (“OCG”), a leading cannabis dispensary franchisor, with over thirty cannabis dispensaries sold across seven states. At OCG, Mr. Knuettel was the Chief Financial Officer where he was responsible for all finance and accounting management. Prior to OCG, Mr. Knuettel was CFO at MJardin, a Denver-based cannabis cultivation and dispensary management company, where he led the company’s IPO on the Canadian Securities Exchange. Following the IPO, Mr. Knuettel managed the merger with GrowForce, a Toronto-based cannabis cultivator, after which he moved over to the Chief Strategy role. In his role as CSO, he managed the acquisition of several private companies before recommending and executing the consolidation of management and other operations to Toronto and the closure of the executive office in Denver. Prior to MJardin, Mr. Knuettel held numerous CFO and CEO positions at early-stage companies where he had significant experience both building and restructuring businesses. Mr. Knuettel graduated cum laude from Tufts University with a B.A. degree in Economics and from The Wharton School at the University of Pennsylvania with an M.B.A. in Finance and Entrepreneurial Management. As noted above, Mr. Knuettel brings to the Board extensive experience in finance, M&A, capital markets transactions and operating and financial restructurings as well as leadership experience. He also brings operational experience to the Board as our CEO.

Eric Baum – Eric Baum brings over twenty years of experience in advising Executive leadership teams for both well-established Fortune 500 companies and emerging ventures, across a spectrum of industries including life sciences, legal cannabis, education, travel, technology, and real estate. In his concurrent roles as Managing Director of Acquis Consulting Group since 2003 and Managing Director / Co-Founder of its affiliate company, Solidea Capital since 2006, he leverages his extensive management and operational consulting expertise to guide companies in areas such as corporate strategy, market positioning, growth and scale strategies, trajectory management, M&A, partnering frameworks, risk evaluation, and more. He serves in several advisory and Board of Director roles for public and private companies such as Kushco Holdings, Starton Therapeutics, Big Rentz,Tenant Tracker, B Great, and Trip Kicks, supporting the full lifecycle of needs from initial business building through expansion and growth strategies.

In addition to advising companies on how to scale to the next level, Mr. Baum founded and leads a rapidly growing real estate investment firm operating in several U.S. markets. He is also actively involved in the venture capital arena as a participant in several investment-focused groups, such as the Charlotte Angel Fund. His exposure to companies across all stages of development and breadth of knowledge in the venture space position him well to provide a unique perspective and challenge the status quo when needed. Eric holds a Bachelor of Business Administration from Emory University, where he graduated Valedictorian. He was awarded the Goizueta Business School Organizational Management Highest Award for Excellence and was inducted into Beta Gamma Sigma, the highest national business honor society. Mr. Baum’s extensive background in advising corporate leaders and finance experience led to his appointment as a Director

Tiffany Davis – Ms. Davis has been the Chief Executive Officer, Chief Financial Officer and a member of the Board of Directors of Generation Alpha, Inc. since October 2019. Ms. Davis previously served as Generation Alpha’s Chief Operating Officer between February 2018 and September 2019, and as a member of the Board between August 2018 and September 2019. Ms. Davis has had 19 years of experience as a financial professional working in both management consulting and private equity. She has held several key leadership positions in accounting, finance, and operations. She has extensive experience in supply chain functionality, financial and operational due diligence, cash flow forecasting, financial statement analysis, development and value retention in a number of industries including most recently in the cannabis industry. Since June 2019, Ms. Davis has been the founder and manager of Trilogy Wellness Brands LLC and Trilogy Wellness Manufacturing LLC, companies developing and manufacturing premium products from hemp CBD. From 2016 through 2017, Ms. Davis worked as a senior executive for a US based cannabis consulting group supporting legal grows, assisting in license applications, developing programs for cultivators, business structuring for medical dispensaries including developing M&A opportunities and initiation of several start-up ventures. Beginning in 2012 into 2016, Ms. Davis worked as a Group Vice President for a US based private equity group, performing due diligence tasks resulting in placing hundreds of millions of dollars in creative investment and debt instruments for appropriate investment opportunities. From 2009 to 2011, Ms. Davis was a Manger of Corporate Advisory for Grant Thornton, one of the Big 6 worldwide accounting firms, again in accounting and supply chain services during the automotive crisis in the US, specifically on the Chrysler turnaround project. From 2005-2008, Ms. Davis worked for an international technology sector company with $500 million in revenues as a Vice President of Special Projects for an automobile parts sourcing project in India from the company’s headquarters in Chicago, Il. Ms. Davis received her B.S. from DePaul University in 2002 and a MBA from University of Chicago Graduate School of Business in 2009. Ms. Davis’s valuable insight and knowledge of the cannabis industry, coupled with her extensive financial and operational experience, qualifies her to serve on our Board.

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Dallas Imbimbo – Dallas Imbimbo has founded and scaled multiple business across many business sectors over the past 20 years with experience in fundraising, recruiting fortune 500 executives and taking companies public. In 2010, Mr. Imbimbo Co-Founded KushCo Holdings (KSHB), a publicly traded company and parent company of a diverse group of business units and leaders in the cannabis industry with more than one billion consumer products sold to date and still serves on the Board of Directors. In 2012, Mr. Imbimbo Co-founded BigRentz, the nation’s largest construction equipment rental network which he remains on the Board of Directors. Honors include Top Company Cultures in the nation by Entrepreneur Magazine 2015 & 2016, Inc 5000’s Fastest Growing Company in America #48 in 2016. Most recently, Mr. Imbimbo founded an investment firm, Alpha West Holdings in 2017, specializing in investments of early stage companies and providing support and the framework needed to help their management teams succeed. Mr. Imbimbo’s background in developing small businesses combined with visionary outlook and managerial skills led to his appointment as Director.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

Director Independence

Our Board is currently composed of five members. Our Common Stock is not currently listed for trading on a national securities exchange and, as such, we are not subject to any director independence standards. However, our Board has determined that four directors, Mr. Kovacevich, Mr. Baum, Ms. Davis and Mr. Imbimbo, each qualifies as an independent director. We evaluated independence in accordance with Rule 5605 of the Nasdaq Stock Market.

During 2020, the following directors also served on our Board: Matthew Morgan, who resigned on October 12, 2020; Alan Gladstone, who resigned on January 11, 2021; Derek Peterson, who resigned on January 22, 2021; Michael A. Nahass, who resigned on January 22, 2021; Steven J. Ross, who resigned on April 13, 2021; and Ira E. Ritter, who resigned on July 1, 2021. Our Board previously determined that Messrs. Gladstone, Ritter and Ross each qualified as an independent director under Rule 5605 of the Nasdaq Stock Market.

The Board currently has three separately designated standing committees: (i) the Audit Committee, (ii) the Compensation Committee, and (iii) the Governance and Nominating Committee. All three of these committees are solely comprised of independent directors.

Director Qualifications

We believe that our directors should have the highest professional and personal ethics and values, consistent with our values and standards. They should have broad experience at the policy-making level in business or banking. They should be committed to enhancing stockholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties for us. Each director must represent the interests of all stockholders. When considering potential director candidates, the Board also considers the candidate’s character, judgment, diversity, age and skills, including financial literacy and experience in the context of our needs and the needs of the Board.

Board Meetings

Our Board held seven formal meetings during the year ended December 31, 2020, at which time each then-serving Director was present. All other proceedings of our Board were conducted by resolutions consented to in writing by all of the Directors and filed with the minutes of the proceedings of the Board.

In 2020, no Director attended fewer than 75% of (i) the total number of meetings held by the Board during the period for which he was a director; and (ii) the total number of meetings held by all committees of the Board on which he served (during the period that the director served).

Attendance at Annual Meeting

Although the Company does not have a policy with respect to attendance by members of the Board at its annual meeting of stockholders, Directors are encouraged to attend. At our last annual meeting held in 2019, all of the then-serving members of the Board attended the meeting.

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Committees

Audit Committee. On November 4, 2015, the Board established the Audit Committee and approved and adopted a charter (the “Audit Committee Charter”) to govern the Audit Committee. The current members of the Audit Committee include Ms. Davis, who was appointed on July 16, 2021, and desiginated as the Chairwoman on July 16, 2021, and Mr. Baum, who was appointed on July 16, 2021. Each member of the Audit Committee meets the independence requirements of The Nasdaq Stock Market, LLC and the SEC. The Audit Committee met four times during 2020. In addition to the enumerated responsibilities of the Audit Committee in the Audit Committee Charter, the primary function of the Audit Committee is to assist the Board in its general oversight of our accounting and financial reporting processes, audits of our financial statements, and internal control and audit functions. The Audit Committee Charter can be found online at http://ir.unrivaledbrands.com/governance-docs. Ms. Davis and Mr. Baum have been designated as an “audit committee financial expert” as defined under the applicable rules of the SEC.

Compensation Committee. On November 4, 2015, the Board established the Compensation Committee and approved and adopted a charter (the “Compensation Committee Charter”). The current members of the committee include Mr. Baum, who was appointed on July 16, 2021, and desiginated as the Chairman on July 16, 2021, and Mr. Kovacevich, who was appointed on July 16, 2021. Each member of the Compensation Committee meets the independence requirements of The Nasdaq Stock Market, LLC and the SEC, is a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and is an outside director within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended. The Compensation Committee held one meeting during 2020. In addition to the enumerated responsibilities of the Compensation Committee in the Compensation Committee Charter, the primary function of the Compensation Committee is to oversee the compensation of our executives and advise the Board on the adoption of policies that govern our compensation programs. The Compensation Committee Charter may be found online at http://ir.unrivaledbrands.com/governance-docs.

Nominating and Corporate Governance Committee. On November 4, 2015, the Board established the Nominating and Corporate Governance Committee (the “Nominating Committee”) and approved and adopted a charter (the “Nominating Committee Charter”). The current members of the Nominating Committee include Mr. Imbimbo, who was appointed on July 16, 2021, and appointed as Chairman on July 16, 2021, and Mr. Knuettel, who was appointed on July 16, 2021. Mr. Imbimbo meets the independence requirements of The Nasdaq Stock Market, LLC and the SEC. The Nominating Committee held one meeting during 2020. In addition to the enumerated responsibilities of the Nominating Committee in the Nominating Committee Charter, the primary function of the Nominating Committee is to determine the slate of director nominees for election to the Board, to identify and recommend candidates to fill vacancies occurring between annual stockholder meetings, to review our policies and programs that relate to matters of corporate responsibility, including public issues of significance to us and our stockholders, and any other related matters required by federal securities laws. The charter of the Nominating Committee may be found online at http://ir.unrivaledbrands.com/governance-docs.

Audit Committee Report

The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2020 with our management and Marcum LLP, our independent accountant (“Marcum”). The Audit Committee has also discussed with Marcum the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

The Audit Committee also has received and reviewed the written disclosures and the letter from Marcum required by applicable requirements of the PCAOB regarding Marcum’s communications with the Audit Committee concerning independence and has discussed with Marcum its independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the financial statements referred to above be included in our Annual Report on Form 10-K for the year ended December 31, 2020 for filing with the SEC.

Members of the Audit Committee*:
Ira Ritter
Nicholas Kovacevich

*Tiffany Davis was appointed as a member of the Audit Committee effective July 16, 2021 and designated as the Chairwoman on July 16, 2021. Ms. Davis and Mr. Baum did not sign this report because they were not a member of the Audit Committee at the time of the Audit Committee’s review, discussion and recommendation to the Board regarding the inclusion of the audited financial statements in our Annual Report. Additionally, on July 1, 2021, Mr. Ritter resigned as a Director and all Board committees on which he served, including the Audit Committee.

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Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between our Board of Directors and the Board of Directors or Compensation Committee of any other company, nor has any interlocking relationship existed in the past.

Board Leadership Structure

The Board does not have a formal policy on whether the roles of Chief Executive Officer and Chairman of the Board should be separate. At this time, the roles are separate, with Mr. Kovacevich serving as our Chairman of the Board and Mr. Knuettel serving as our Chief Executive Officer. The Board believes it is in the best interests of the Company and its stockholders to have a separate Chairman of the Board and Chief Executive Officer at this time so that Mr. Knuettel, our Chief Executive Officer, can devote his time and energy on the day-to-day management of the business, while our Chairman of the Board, Mr. Kovacevich, can focus on providing advice and oversight of management. The Board has not named a lead independent director, as it receives strong leadership from all of its members. Our Board committees consist of only independent members. In addition, our directors take active and substantial roles in the activities of our Board at the full Board meetings. Our Board believes that this open structure, as compared to a system in which there is a designated lead independent director, facilitates a greater sense of responsibility among our directors and facilitates active and effective oversight by the independent directors of the Company’s operations and strategic initiatives, including any risks. The Board expects to review its leadership structure periodically to ensure that it continues to meet our needs.

Term of Office

Our directors are appointed to hold office until the next annual general meeting of our stockholders or until removed from office in accordance with our Bylaws. Our officers are appointed by our Board and hold office until removed by the Board, absent an employment agreement.

The Board’s Role in Risk Oversight

The Board oversees the risk management of the Company. The full Board, as supplemented by the appropriate Board committee in the case of risks that are overseen by a particular committee, reviews information provided by management in order for the Board to oversee risk identification, risk management, and risk mitigation strategies. Our Board committees assist the full Board’s oversight of our material risks by focusing on risks related to the particular area of concentration of the relevant committee. For example, our Compensation Committee oversees risks related to our executive compensation plans and arrangements; our Audit Committee oversees the financial reporting and control risks; and our Nominating and Corporate Governance Committee oversees risks associated with the independence of the Board and potential conflicts of interest. Each committee reports on these discussions of the applicable relevant risks to the full Board during the committee reports portion of the Board meeting, as appropriate. The full Board incorporates the insight provided by these reports into its overall risk management analysis.The Board believes that its role in risk oversight does not affect the Board’s leadership structure.

Code of Ethics

On November 4, 2015, our Board approved and adopted a Code of Ethics (the “Code of Ethics”) that applies to all of our Directors, officers, and employees, including our principal executive officer and principal financial officer. The Code of Ethics addresses such individuals’ conduct with respect to, among other things, conflicts of interests; compliance with applicable laws, rules, and regulations; full, fair, accurate, timely, and understandable disclosure by us; competition and fair dealing; corporate opportunities; confidentiality; insider trading; protection and proper use of our assets; fair treatment; and reporting suspected illegal or unethical behavior. The Code of Ethics is available on our website at http://ir.unrivaledbrands.com/governance-docs.

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Communication with the Board of Directors

Security holders may send communications to our Board by writing to Unrivaled Brands, Inc., 3242 S. Halladay St., Suite 202, Santa Ana, California 92705, Attention: Board of Directors, or to any specified Director. Any correspondence received at the foregoing address to the attention of one or more Directors is promptly forwarded to such Director or Directors.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires that our directors and executive officers and persons who beneficially own more than 10% of our Common Stock (referred to herein as the “Reporting Persons”) file with the SEC various reports as to their ownership of and activities relating to our Common Stock. To the best of our knowledge, all Reporting Persons complied on a timely basis with all filing requirements applicable to them with respect to transactions during the fiscal year ended December 31, 2020. In making these statements, we have relied solely on our review of copies of the reports furnished to us, representations that no other reports were required and other knowledge relating to transactions involving Reporting Persons.

Hedging and Pledging Policy

The Company does not have any practices or policies regarding the ability of employees (including officers) or directors, or any of their designees, to purchase financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engage in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities.

Certain Relationships and Related Transactions

Except as described below, during the past two fiscal years, there have been no transactions, whether directly or indirectly, between us and any of our respective officers, directors, beneficial owners of more than 5.0% of our outstanding Common Stock or their family members, that exceeded the lesser of $120,000 or 1.0% of the average of our total assets at year-end for the last two completed fiscal years.

During the fiscal year ended December 31, 2019, the Company issued promissory notes totaling $1.80 million to OneQor Technologies, Inc (“OneQor”). Derek Peterson and Mike Nahass, formerly the Company’s Chief Executive Officer and Chief Operating Officer, respectively, had minority ownership interests in OneQor.

On December 30, 2019, the Company entered into a $0.50 million secured promissory note agreement with the Matthew Lee Morgan Trust, which is affiliated with Matthew Morgan, who was then the Chief Executive Officer of OneQor and who served as our Chief Executive Officer and as a director from February 14, 2020 to October 12, 2020. Derek Peterson, the then-serving Chief Executive Officer of the Company, and Michael Nahass, the then-serving President of the Company, were minority interest holders in OneQor. The note matured on January 30, 2021, and bore interest at a rate of 10% per annum. The note was converted to the Company’s common stock at maturity.

On March 30, 2020, Edible Garden Corp. (“Edible Garden”), a wholly-owned subsidiary of the Company, entered into and closed an Asset Purchase Agreement (the “Purchase Agreement”) with Edible Garden Incorporated (the “Purchaser”), pursuant to which Edible Garden sold and the Purchaser purchased substantially all of the assets of Edible Garden (the “Business”). The aggregate consideration paid for the Business was a five-year $3,000,000 secured promissory note bearing interest at 3.5% per annum. Michael James, the Company’s former Chief Financial Officer, is a principal of the Purchaser. There is no material relationship between the Company or its affiliates and the Purchaser other than as set forth in the previous sentence.

Pursuant to an Independent Director Agreement dated December 11, 2020 by and between us and Mr. Knuettel, we agreed to grant Mr. Knuettel 150,000 restricted shares of Common Stock, to be fully vested on the date of appointment. On December 18, 2020, we entered into an Executive Employment Agreement with Mr. Knuettel, appointing Mr. Knuettel as the Company’s Chief Executive Officer and President. Therefore, Mr. Knuettel is no longer considered an independent director.

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Pursuant to an Independent Director Agreement dated December 11, 2020 by and between us and Mr. Kovacevich, we agreed to grant Mr. Kovacevich 150,000 restricted shares of Common Stock, to be fully vested on the date of appointment. On February 1, 2021, the Company and Mr. Kovacevich amended the Independent Director Agreement. Pursuant to the amended agreement, (1) the Company issued to Mr. Kovacevich 500,000 restricted shares of Common Stock, which vest in twelve equal installments on the first day of each month beginning on March 1, 2021 (provided Mr. Kovacevich is a director of the Company on the applicable vesting date) and (2) the Company agreed to pay Mr. Kovacevich cash compensation of $5,000 per month, payable on the first day of each month beginning March 1, 2021 for the term of the agreement.

Pursuant to an Independent Director Agreement dated December 11, 2020 by and between us and Mr. Ritter, who was then serving as a Director, we agreed to grant Mr. Ritter 150,000 restricted shares of Common Stock, to be fully vested on the date of appointment. On February 1, 2021, the Company and Mr. Ritter amended the Independent Director Agreement. Pursuant to the amended agreement, (1) the Company issued to Mr. Ritter an option to purchase 500,000 shares of Common Stock at the closing price of the Common Stock on the date of the agreement, which vest in twelve equal installments on the first day of each month beginning on March 1, 2021 (provided Mr. Ritter is a director of the Company on the applicable vesting date) and (2) the Company agreed to pay Mr. Ritter cash compensation of $5,000 per month, payable on the first day of each month beginning March 1, 2021 for the term of the agreement. On July 1, 2021, Mr. Ritter’s Independent Director Agreement was terminated in connection with his resignation from the Board.

Pursuant to an Independent Director Agreement dated April 6, 2021 by and between us and Ms. Davis, (1) the Company issued to Ms. Davis an option to purchase 409,716 shares of Common Stock at the closing price of the Common Stock on the date of the agreement, which vest in ten installments, with the first installment of 34,722 shares vesting on date of the agreement, and the remaining installments vesting equally on the first day of each month thereafter (provided Ms. Davis is a director of the Company on the applicable vesting date) and (2) the Company agreed to pay Ms. Davis cash compensation of $5,000 per month, payable on the first day of each month, pro rated for any partial month, beginning April 6, 2021 for the term of the agreement.

On January 11, 2021 and April 13, 2021, we entered into Separation Agreements with Alan Gladstone and Steven J. Ross, respectively, in connection with their resignations as directors of the Company. Messrs. Gladstone and Ross each served as directors during 2020. For more information on the terms of their respective Separation Agreements, see “Narrative to the Director Compensation Table” below.

On July 1, 2021, we entered into a Membership Interest Purchase Agreement (the “MI Purchase Agreement”) with Nicholas Kovacevich, Chairman of our Board of Directors, and Dallas Imbimbo, a director of the Company, pursuant to which we acquired 100% of the outstanding membership interests in Halladay Holding, LLC from Messrs. Kovacevich and Imbimbo. Halladay Holding, LLC is the owner of real property located at 3242 S. Halladay Street, Santa Ana, CA 92705, where the Company operates a cannabis dispensary and maintains its principal office space. Pursuant to the MI Purchase Agreement, as consideration for the acquisition, the Company paid Messrs. Kovacevich and Imbimbo an aggregate purchase price of $4,600,495.39 in cash. The Company had an independent third-party peform a valuation of the property prior to entering into the MI Purchase Agreement.

On July 1, 2021, we entered into an Independent Director Agreement and a Director Indemnification Agreement with each of Dallas Imbimbo and Eric Baum in connection with their appointment to the Board of Directors of the Company. Pursuant to the Director Agreements, among other things, (1) we agreed to enter into a Stock Option Agreement to issue to each of Messrs. Imbimbo and Baum an option to purchase 500,000 shares of Common Stock at the closing price of the Common Stock on the date of the Director Agreement and (2) we agreed to pay each of Messrs. Imbimbo and Baum cash compensation of $5,000 per month, pro-rated for any partial months, payable on the first day of each month beginning on the date of the Director Agreement.

Eric Baum and Dallas Imbimbo, directors of the Company, and Nicholas Kovacevich, the Chairman of the Board, currently serve as directors of KushCo Holdings, Inc. (OTCQX: KSHB), which specializes in the sale of a wide variety of ancillary products and services to customers operating in the regulated medical and adult recreational cannabis and hemp-derived cannabidiol (CBD) industries. Mr. Kovacevich is also the Chairman and Chief Executive Officer of KushCo Holdings, Inc. The Company has engaged in, and in the future may from time to time engage in, ordinary course commercial transactions with KushCo Holdings, Inc. and pay or receive fees in connection with those transactions.

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We are also party to indemnification agreements with each of our directors pursuant to which we have agreed, among other things, to indemnify each director to the fullest extent permitted by Nevada law, including indemnification of expenses such as attorneys’ fees, judgments, penalties, fines and settlement amounts incurred by the director in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director.

UMBRLA Merger

On July 1, 2021, the Company acquired UMBRLA, Inc., a Nevada corporation (“UMBRLA”) and a diversified cannabis company with distribution, manufacturing and dispensary operations, pursuant to an Agreement and Plan of Merger, dated as of March 2, 2021, by and among the Company, UMBRLA, Phoenix Merger Sub Corp., a Nevada corporation and wholly owned subsidiary of the Company (“Merger Sub”), and Dallas Imbimbo, as the stockholder representative for the UMBRLA stockholders (the “Merger Agreement”). Pursuant to the Merger Agreement, Merger Sub was merged with and into UMBRLA, with UMBRLA surviving the merger as a wholly owned subsidiary of the Company (the “Merger”).

At the effective time of the Merger, each share of UMBRLA common stock outstanding was converted into the right to receive 1.5386 shares of the Company’s Common Stock. Additionally, at the effective time of the Merger, (i) each outstanding and unexercised stock option issued by UMBRLA under its equity plan, whether or not vested, was converted into and became an option to purchase Common Stock, (ii) each outstanding warrant issued by UMBRLA was assumed by the Company and converted into a warrant to purchase Common Stock, and (iii) each outstanding restricted stock award issued by UMBRLA was assumed by the Company and converted into restricted stock awards with respect to the Common Stock, in each case pursuant to the applicable formula set forth in the Merger Agreement. In addition, immediately prior to the effective time of the Merger, all outstanding convertible promissory notes issued by UMBRLA, together with all accrued interest, were converted into shares of Common Stock pursuant to the formula set forth in the Merger Agreement.

Mr. Kovacevich, our Chairman of the Board, as well as certain entities affiliated with Mr. Kovacevich, held UMBRLA securities immediately prior to the effective time of the Merger. Accordingly, at the closing of the Merger, the Company issued the following shares of Common Stock and other Company securities: (i) 955,459 shares to a family trust of which Mr. Kovaceich is the trustee (the “Kovacevich Trust”), (ii) 19,260,742 shares to Alpha West Holdings, Inc., of which Mr. Kovacevich is a stockholder, (iii) warrants exercisable for an aggregate of 3,612,868 shares at an exercise price of $0.01 per share and warrants exercisable for an aggregate of 1,057,774 shares at an exercise price of $0.19 per share to the Kovaceich Trust, and (iv) warrants exercisable for an aggregate of 1,788,372 shares at an exercise price of $0.01 per share and warrants exercisable for an aggregate of 980,845 shares at an exercise price of $0.19 per share to Alpha West Holdings, Inc.

Mr. Knuettel, our Chief Executive Officer, as well as a family trust affiliated with Mr. Knuettel, held UMBRLA securities immediately prior to the effective time of the Merger. Accordingly, at the closing of the Merger, the Company issued the following shares of Common Stock and other Company securities: (i) 423,456 shares to a family trust of which Mr. Knuettel and his spouse are the co-trustees (the “Knuettel Family Trust”), (iii) options exercisable for 769,290 shares at an exercise price of $0.13 per share to the Knuettel Family Trust, and (iii) warrants exercisable for 192,322 shares at an exercise price of $0.01 per share and warrants exercisable for 192,322 shares at an exercise price of $0.19 per share to the Knuettel Family Trust. Additionally, pursuant to the terms of the Knuettel Employment Agreement, we granted Mr. Knuettel 400,000 fully-vested shares as a bonus upon the closing of the Merger.

Pursuant to the terms of the Merger Agreement, Eric Baum and Dallas Imbimbo were appointed as directors of the Company effective July 1, 2021.

Both Mr. Baum and Mr. Imbimbo, as well as individuals and entities affiliated with each of them, held UMBRLA securities immediately prior to the effective time of the Merger. Accordingly, with respect to Mr. Baum, at the closing of the Merger, the Company issued the following shares of Common Stock and other Company securities: (i) 1,058,639 shares to Mr. Baum’s spouse, (ii) 393,059 shares to Acquis Fund 2018 LLC, of which Mr. Baum is a member, (iii) warrants exercisable for 480,806 shares at an exercise price of $0.19 per share and warrants exercisable for 480,806 shares at an exercise price of $0.01 per share to Mr. Baum’s spouse, and (iv) warrants exercisable for 96,161 shares at an exercise price of $0.19 per share and warrants exercisable for an aggregate of 172,320 shares at an exercise of $0.01 per share to Acquis Fund 2018 LLC.

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With respect to Mr. Imbimbo, at the closing of the Merger, the Company issued the following shares of Common Stock and other Company securities: (i) 12,527,700 shares to Mr. Imbimbo, (ii) 6,454,752 shares held by Mr. Imbimbo’s spouse, (iii) 19,260,742 shares held by Alpha West Holdings, Inc., of which Mr. Imbimbo is a majority stockholder, the Chief Executive Officer, and a Director, (iv) 8,259,085 shares to Rove Group LLC, of which Mr. Imbimbo is the sole member, (v) 15,444,746 shares to Bonaparte Group LLC, of which Mr. Imbimo’s spouse is the manager, (vi) options exercisable for 5,998,636 shares at an exercise price of $0.19 per share and options exercisable for an aggregate of 3,154,091 shares at an exercise price of $0.13 per share to Mr. Imbimbo, (vii) options exercisable for an aggregate of 1,384,722 shares at an exercise price of $0.13 per share to Mr. Imbimbo’s spouse, (viii) warrants exercisable for 408,339 shares at an exercise price of $0.19 per share and warrants exercisable for 408,339 shares at an exercise price of $0.01 per share to Mr. Imbimbo, (ix) warrants exercisable for 408,339 shares at an exercise price of $0.19 per share and warrants exercisable for 408,339 shares at an exercise price of $0.01 per share to Mr. Imbimbo’s spouse, (x) warrants exercisable for an aggregate of 1,788,372 shares at an exercise price of $0.01 per share and warrants exercisable for 980,845 shares at an exercise price of $0.19 per share to Alpha West Holdings, Inc., and (xi) warrants exercisable for an aggregate of 8,286,659 shares at an exercise price of $0.01 per share and warrants exerciseable for an aggregate of 3,751,060 shares at an exercise price of $0.19 per share to Rove Group LLC.

In connection with the Merger Agreement, Messrs. Kovacevich, Knuettel, Baum and Imbimbo and certain of their affiliates entered into lock-up agreements with the Company pursuant to which such individuals and entities are, from the effective time of the Merger until January 24, 2022, subject to lock-up restrictions on the sale or transfer of shares of Common Stock held by them at the effective time of the Merger, including those shares issued in the Merger.

For more information on securities of the Company held by Messrs. Kovacevich, Knuettel, Baum and Imbimbo, please see the section of this Proxy Statement entitled “Security Ownership of Certain Beneficial Owners and Management.” Except as otherwise disclosed in this Proxy Statement, none of Messrs. Kovacevich, Knuettel, Baum or Imbimbo or any of their respective affiliates received any consideration or financial benefits from the Merger different than the other stockholders of the Company.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table provides information relating to compensation for the Company’s Named Executive Officers for the fiscal years ended December 31, 2020 and 2019.

Name and Principal Position	Year	Salary	Bonus	Stock Awards(9)	Option Awards	All Other Compensation(10)	Total

Francis Knuettel II(1)	2020	$-	$-	$62,150	$-	$-	$62,150
Chief Executive Officer and Director

Jeffrey Batliner(2)	2020	$194,073	$20,000	$50,956	$7,440	$1,500	$273,969
Chief Financial Officer	2019	$133,016	$-	$10,394	$-	$-	$143,410

Uri Kenig(3)	2020	$180,000		$25,350	$-	$-	$205,350
Interim Chief Operating Officer

Derek Peterson(4)	2020	$333,540	$-	$-	$27,920	$6,000	$367,460
Former Chief Executive Officer, Former Chief Strategy Officer	2019	$309,000	$-	$-	$1,100,882	$6,000	$1,415,882

Michael Nahass(5)	2020	$305,966	$-	$-	$27,920	$6,000	$339,886
Former Chief Executive Officer, Former Chief Operating Officer	2019	$283,250	0	$-	$1,100,882	$6,000	$1,390,132

Matthew Morgan(6)	2020	$51,000	$-	$-	$-	$-	$51,000
Former Chief Executive Officer

Michael James(7)	2020	$84,056	$-	$-	$685,466	$4,000	$773,522
Former Chief Financial Officer	2019	$257,500	$75,000	$-	$706,906	$12,000	$1,051,406

Megan Jimenez(8)	2020	$213,379	$20,000	$61,147	$8,376	$3,000	$305,901
Former Chief Financial Officer	2019	$176,658	$16,658	$8,292	$-	$-	$201,608

(1)

Appointed Director on December 11, 2020. Appointed Interim Chief Executive Officer and President on December 15, 2020. Designated as Chief Executive on March 2, 2021. Resigned as President on July 27, 2021.

(2)	Appointed Chief Financial Officer effective October 5, 2020.
(3)	Appointed Interim Chief Operating Officer effective December 18, 2020.
(4)

Appointed President, Chief Executive Officer and Chairman of the Board on February 9, 2012. Served as President until November 6, 2017. Served as Chief Executive Officer until February 14, 2020 when he moved into the Chief Strategy Officer position. Resigned as Chairman of the Board and Director, as well as Chief Strategy Officer, on January 22, 2021.

(5)

Appointed Director on January 26, 2012. Appointed Secretary and Treasurer on July 20, 2015. Appointed President and Chief Operating Officer on November 6, 2017. Appointed Chief Executive Officer on October 12, 2020. Resigned as Chief Executive Officer and President on December 15, 2020. Resigned as Chief Operating Officer on December 21, 2020. Resigned as Director on January 22, 2021.

(6)	Appointed Chief Executive Officer and Director on February 14, 2020. Resigned as Chief Executive Officer and Director on October 12, 2020.
(7)	Appointed Chief Financial Officer on February 9, 2012. Resigned as Chief Financial Officer on March 30, 2020.
(8)	Appointed Chief Financial Officer on March 31, 2020. Resigned as Chief Financial Officer on October 5, 2020.
(9)

For valuation purposes, the dollar amount shown represents the aggregate award date fair value of awards made in each fiscal year computed in accordance with FASB ASC Topic 718, Stock Compensation . The fair value is calculated based on the closing price of the Common Stock on the grant dates.

(10)	Amounts disclosed represent a car allowance of $500 per month per officer, except Mr. James, who received $1,000 per month.

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Narrative Disclosure to Summary Compensation Table

Compensation Philosophy and Objectives

Our compensation policy is designed to attract and retain qualified key executive officers critical to our achievement of reaching and maintaining profitability and positive cash flow, and subsequently our growth and long-term success. To attract, retain, and motivate the executive officers required to accomplish our business strategy, the Compensation Committee establishes our executive compensation policies and oversees our executive compensation practices.

The Compensation Committee reviews and approves the compensation arrangements for our executive officers, administers our equity compensation plan, and reviews the Board’s compensation. The Compensation Committee’s authority may not be delegated to our management or others. The Company does not use a compensation consultant to determine or recommend the amount or form of executive and director compensation.

The Compensation Committee believes that the most effective executive compensation program is one that is designed to reward the achievement of our specific annual, short-term and long-term goals, and which aligns executives’ interests with those of the stockholders by rewarding performance that meets or exceeds established goals, with the ultimate objective of improving stockholder value.

It is the objective of the Compensation Committee to have a portion of each executive officer’s compensation contingent upon our performance, as well as upon the individual’s personal performance. Accordingly, each executive officer’s compensation package is comprised of two elements: (i) base salary, which reflects individual performance and expertise, and (ii) bonus and long-term equity incentive awards, which are tied to the achievement of certain performance goals that the Compensation Committee establishes from time to time. Based on the foregoing objectives, the Compensation Committee has structured compensation of our executive officers to achieve the business goals set by us and reward the executive officers for achieving such goals.

The Compensation Committee also evaluates our compensation program to ensure that we maintain the ability to attract and retain superior employees in key positions and that compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executive officers.

Setting Executive Compensation

In making compensation decisions, the Compensation Committee relies on the following:

•	the annual reviews made by the Chief Executive Officer with respect to the performance of each of our other executive officers;

•	the annual review conducted by the Compensation Committee with respect to the performance of the Chief Executive Officer; and

•	our annual performance with respect to our short-term and long-term strategic plan.

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There is no pre-established policy or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation. Rather, the Compensation Committee annually reviews information to determine the appropriate level and mix of incentive compensation when determining our executive compensation plan. The Compensation Committee also considers the results of the most recent shareholder advisory vote on executive compensation.

Based on these factors, the Compensation Committee makes compensation decisions, including salary adjustments, annual bonus awards, and long-term equity incentive awards for our executive officers.

2020 Executive Compensation Components.

For the year ended December 31, 2020, the principal components of compensation for executive officers were: (i) base salary and (ii) bonus and long-term equity incentive awards.

Base Salaries. Base salaries are determined for each executive officer based on his individual qualifications and relevant experience, the strategic goals which he was responsible for and other incentives necessary to attract and retain qualified management. Salary levels are reviewed annually as part of our performance review process as well as upon a promotion or other change in job responsibility. Merit-based increases to base salaries are based on the annual reviews conducted by the Chief Executive Officer, for all executive officers other than him, the annual review conducted by the Compensation Committee with respect to the Chief Executive Officer, and the Compensation Committee’s assessment of each individual executive’s performance.

Bonuses and Long-Term Equity Incentive Awards. We provide executive officers and other key employees with incentive compensation to incentivize and reward them for high performance and achievement of certain Company goals. The bonus program is designed to reward our executive officers for achieving certain financial objections tied to growth and profitability set each year by the Compensation Committee. The long-term equity incentive awards are designed to reward executive officers for achieving strategic milestones, as well as for retaining executive officers and other key employees.

Cash bonuses are periodically award to our employees and to members of our management team. Such bonuses are discretionary in nature, and are based primarily on subjective criteria, such as overall company performance, both financial and operational, successful completion or implementation of process improvement goals, and individual performance merit. On occasion, we have paid small, sign-on bonuses to new employees as part of the hiring process. The dollar value of cash bonuses, other than sign-on bonuses, is determined by our Chief Executive Officer and submitted to the Compensation Committee for discussion and consideration.

The Compensation Committee has the latitude to award our executive officers, or other key employees, stock options. Stock options are awarded under the 2018 Equity Incentive Plan. In granting these awards, the Compensation Committee may establish any conditions or restrictions it deems appropriate. Options are awarded at the closing price of the Company’s stock on the date of the grant.

For the year ended December 31, 2020, the Compensation Committee granted stock options to the executive officers as disclosed in the Narrative Discussion of Summary Compensation section above.

Retirement Benefits. Our executive officers are eligible to participate in our health and welfare programs, 401(k) plan, matching gifts program, vacation cash-out, and other benefit programs on the same basis as other employees.

Executive Compensation and Risk. Although a substantial portion of the compensation paid to our executive officers is performance-based, we believe our executive compensation programs do not encourage excessive and unnecessary risk-taking by our executive officers because these programs are designed to encourage our executive officers to remain focused on both the short-term and long-term operational and financial goals of the Company. We achieve this balance through a combination of elements in our overall compensation plans, including: elements that reward different aspects of short-term and long-term performance; incentive compensation that rewards performance on a variety of different measures; and cash awards and stock option awards, all to encourage alignment with the interests of stockholders.

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Employment Contracts, Termination of Employment, and Change-in-Control Arrangements

Francis Knuttel II Employment Agreement

On December 18, 2020, the Company entered into an Executive Employment Agreement (the “Knuettel Employment Agreement”) with Mr. Knuettel, appointing Mr. Knuettel as the Company’s Interim Chief Executive Officer and President. The Knuettel Employment Agreement was for a six-month term. Mr. Knuettel’s compensation pursuant to the Knuettel Employment Agreement was One Hundred and Fifty Thousand Dollars ($150,000) and he was eligible to receive a cash performance bonus at the discretion of the Board of Directors. Mr. Knuettel was granted 200,000 fully-vested shares of the Company’s common stock and was entitled to an additional 200,000 fully-vested shares of Common Stock on the six-month anniversary of the Knuettel Employment Agreement; provided it had not been terminated prior to that date. Mr. Knuettel was also granted an option to purchase 600,000 shares of Common Stock with an exercise price equal to the closing price of the Common Stock on the trading day prior to the date of the Knuettel Employment Agreement pursuant to the terms of the Company’s 2018 Equity Incentive Plan, which will vest 50% on the three-month anniversary of the Knuettel Employment Agreement and 50% on the six-month anniversary of the Knuettel Employment Agreement; provided it had not been terminated prior to either such date. In addition, Mr. Knuettel was eligible to receive a bonus of 400,000 fully-vested shares of Common Stock and $40,000 upon closing of (A) a merger or consolidation of the Company or a subsidiary of the Company with another entity, or (B) the disposition by the Company of all or substantially all of the Company’s assets or the acquisition by the Company of all or substantially all of the assets of another entity entered into during the term of the Knuettel Employment Agreement, in each case with a transaction value of over $20,000,000 and approved by the Board of Directors, whether or not he is then an employee of the Company.

On June 7, 2021, the Company entered into an Amended and Restated Executive Employment Agreement (the “A&R Knuettel Employment Agreement”) with Mr. Knuettel, appointing Mr. Knuettel as the Company’s Chief Executive Officer and President. The term of the A&R Knuettel Employment Agreement began on June 7, 2021 and continues until terminated by the Company or Mr. Knuettel pursuant to the terms thereof. Mr. Knuettel’s annual base compensation pursuant to the A&R Knuettel Employment Agreement is Three Hundred Thousand Dollars ($300,000) and he is eligible to receive an annual cash bonus, with the target amount of such annual bonus equal to 50% of his base compensation in the year to which the annual bonus relates; provided that the actual amount of the annual bonus may be greater or less than the target bonus. The annual bonus will be based on performance and achievement by the Company and individual goals and objectives agreed to by the Board or Compensation Committee and Mr. Knuettel.

In connection with the A&R Knuettel Employment Agreement, Mr. Knuettel was issued 1,500,000 shares (the “Knuettel Grant Shares”) of Common Stock, which will vest in six equal installments, with the first installment vesting on June 7, 2021, and the remaining installments vesting on every three-month anniversary thereafter; provided he is an employee of the Company on the applicable vesting date. The vesting of the Knuettel Grant Shares is subject to acceleration under certain circumstances as set forth in the A&R Knuettel Employment Agreement.

Mr. Knuettel was also issued an option to purchase 1,500,000 shares (the “Knuettel Grant Options”) of Common Stock with an exercise price equal to the closing price of the Common Stock on the trading day prior to June 7, 2021 pursuant to the terms of the Company’s Equity Incentive Plan, which will vest in six equal installments, with the first installment vesting on June 7, 2021, and the remaining installments vesting on every three month anniversary thereafter; provided he is an employee of the Company on the applicable vesting date. The vesting of the Knuettel Grant Options is subject to acceleration under certain circumstances as set forth in the A&R Knuettel Employment Agreement.

In addition, Mr. Knuettel is eligible to receive a bonus of 200,000 fully-vested shares of Common Stock and $40,000 in cash upon closing of (A) a merger or consolidation of the Company or a subsidiary of the Company with another entity, or (B) the disposition by the Company of all or substantially all of the Company’s assets or the acquisition by the Company of all or substantially all of the assets of another entity entered into during the term of Mr. Knuettel’s original employment agreement with the Company, in each case with a transaction value of over $20,000,000 and approved by the Board of Directors. The Board of Directors approved the payment of this cash and equity bonus to Mr. Knuettel in connection with the closing of the UMBRLA merger on July 1, 2021.

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Mr. Knuettel is also eligible to receive a performance stock grant (the “Knuettel Performance Grant”), with the target amount of the Knuettel Performance Grant equal to seven hundred and fifty thousand (750,000) shares of Common Stock (the “Knuettel Target Grant”); provided that the actual amount of the Knuettel Performance Grant may be greater or less than the Knuettel Target Grant based on performance and achievement of Company and individual goals and objectives as as set forth in the Knuettel Employment Agreement.

If (i) Mr. Knuettel’s employment with the Company is terminated by the Company other than for cause (as defined in the A&R Knuettel Employment Agreement), death or “permanent and total disability” or (ii) Mr. Knuettel resigns for good reason (as defined in the A&R Knuettel Employment Agreement), then he shall be entitled to severance benefits in an amount equal to 50% of his then current base compensation, less any taxes and withholding as may be necessary pursuant to law, to be paid in accordance with the Company’s normal payroll practices, but in no event less frequently than monthly, paid in equal installments over a 6-month period.

On July 27, 2021, the Company and Mr. Knuettel entered into an amendment to the A&R Knuettel Employment Agreement pursuant to which Mr. Knuettel’s title was changed from “Chief Executive Officer and President” to “Chief Executive Officer.” The amendment was entered into in connection with the Company’s appointment of Mr. Oren Schauble as its President effective July 27, 2021.

Mr. Knuettel is eligible to participate in the Company’s 2018 Equity Incentive Plan, pursuant to which the Company may grant equity awards to its officers, directors and employees.

Uri Kenig Employment Agreement

On December 21, 2020, the Company entered into an Executive Employment Agreement (the “Kenig Employment Agreement”) with Mr. Kenig, appointing Mr. Kenig as the Company’s Interim Chief Operating Officer. The Kenig Employment Agreement was for a term of six months. Mr. Kenig’s compensation pursuant to the Kenig Employment Agreement was Ninety Thousand Dollars ($90,000) and he was eligible to receive a cash performance bonus at the discretion of the Board of Directors. Mr. Kenig was granted 150,000 fully-vested shares of Common Stock and was entitled to an additional 150,000 fully-vested shares of Common Stock on the six-month anniversary of the Kenig Employment Agreement; provided it had not been terminated prior to that date. Mr. Kenig was also granted an option to purchase 300,000 shares of Common Stock with an exercise price equal to the closing price of the Common Stock on the trading day prior to the date of the Kenig Employment Agreement pursuant to the terms of the Company’s 2018 Equity Incentive Plan, which will vest 50% on the three-month anniversary of the Kenig Employment Agreement and 50% on the six-month anniversary of the Kenig Employment Agreement; provided it had not been terminated prior to either such date. In addition, Mr. Kenig was eligible to receive a bonus of 200,000 fully-vested shares of Common Stock and $20,000 upon closing of (A) a merger or consolidation of the Company or a subsidiary of the Company with another entity, or (B) the disposition by the Company of all or substantially all of the Company’s assets or the acquisition by the Company of all or substantially all of the assets of another entity entered into during the term of the Kenig Employment Agreement, in each case with a transaction value of over $20,000,000 and approved by the Board of Directors, whether or not he is then an employee of the Company.

On June 7, 2021, the Company entered into an Amended and Restated Executive Employment Agreement (the “A&R Kenig Employment Agreement”) with Mr. Kenig, appointing Mr. Kenig as the Company’s Chief Operating Officer. The term of the A&R Kenig Employment Agreement began on June 7, 2021 and continues until terminated by the Company or Mr. Kenig pursuant to the terms thereof. Mr. Kenig’s annual base compensation pursuant to the A&R Kenig Employment Agreement is Two Hundred and Fifty Thousand Dollars ($250,000) and he is eligible to receive an annual cash bonus, with the target amount of such annual bonus equal to 50% of his base compensation in the year to which the annual bonus relates; provided that the actual amount of the annual bonus may be greater or less than the target bonus. The annual bonus will be based on performance and achievement of Company and individual goals and objectives agreed to by the Board of Directors or Compensation Committee and Mr. Kenig.

Mr. Kenig was also issued an option to purchase 1,750,000 shares (the “Kenig Grant Options”) of Common Stock with an exercise price equal to the closing price of the Common Stock on the trading day prior to June 7, 2021 pursuant to the terms of the Company’s Equity Incentive Plan, which will vest in six equal installments, with the first installment vesting on June 7, 2021, and the remaining installments vesting on every three month anniversary thereafter; provided he is an employee of the Company on the applicable vesting date. The vesting of the Kenig Grant Options is subject to acceleration under certain circumstances as set forth in the A&R Kenig Employment Agreement.

16

In addition, Mr. Kenig is eligible to receive a bonus of 200,000 fully-vested shares of Common Stock and $20,000 in cash upon closing of (A) a merger or consolidation of the Company or a subsidiary of the Company with another entity, or (B) the disposition by the Company of all or substantially all of the Company’s assets or the acquisition by the Company of all or substantially all of the assets of another entity entered into during the term of Mr. Kenig’s original employment agreement with the Company, in each case with a transaction value of over $20,000,000 and approved by the Board of Directors .The Board of Directors approved the payment of this cash and equity bonus to Mr. Kenig in connection with the closing of the UMBRLA merger on July 1, 2021.

Mr. Kenig is also eligible to receive a performance stock grant (the “Kenig Performance Grant”), with the target amount of the Kenig Performance Grant equal to five hundred thousand (500,000) shares of Common Stock (the “Kenig Target Grant”); provided that the actual amount of the Kenig Performance Grant may be greater or less than the Kenig Target Grant based on performance and achievement of Company and individual goals and objectives as set forth in the A&R Kenig Employment Agreement.

If (i) Mr. Kenig’s employment with the Company is terminated by the Company other than for cause (as defined in the A&R Kenig Employment Agreement), death or “permanent and total disability” or (ii) Mr. Kenig resigns for good reason (as defined in the A&R Kenig Employment Agreement), then he shall be entitled to severance benefits in an amount equal to 50% of his then current base compensation, less any taxes and withholding as may be necessary pursuant to law, to be paid in accordance with the Company’s normal payroll practices, but in no event less frequently than monthly, paid in equal installments over a 6-month period.

Mr. Kenig is eligible to participate in the Company’s 2018 Equity Incentive Plan, pursuant to which the Company may grant equity awards to its officers, directors and employees.

Jeffrey Batliner Employment Agreement

On September 28, 2020, the Company entered into an Executive Employment Agreement (the “Batliner Employment Agreement”) with Mr. Batliner, formerly the Company’s Director of Reporting & Analysis, appointing Mr. Batliner as the Company’s Chief Financial Officer, effective October 5, 2020. The Batliner Employment Agreement was for a term of one year. Mr. Batliner’s base salary under the Batliner Employment Agreement was Two Hundred Thousand Dollars ($200,000) and he was also be eligible for a performance bonus of up to 100% of his base salary (“Target Performance Bonus”). The Target Performance Bonus was based on performance and achievement of Company goals and objectives as defined by the Board of Directors or Compensation Committee and could have been greater or less than the Target Performance Bonus. Mr. Batliner was also eligible for severance benefits under certain circumstances as set forth in the Batliner Employment Agreement.

On June 7, 2021, the Company entered into an Amended and Restated Executive Employment Agreement (the “A&R Batliner Employment Agreement”) with Mr. Batliner, appointing Mr. Batliner as the Company’s Chief Financial Officer. The term of the A&R Batliner Employment Agreement began on June 7, 2021 and continues until terminated by the Company or Mr. Batliner pursuant to the terms thereof. Mr. Batliner’s annual base compensation pursuant to the A&R Batliner Employment Agreement is Two Hundred and Fifty Thousand Dollars ($250,000) and he is eligible to receive an annual cash bonus, with the target amount of such annual bonus equal to 50% of his base compensation in the year to which the annual bonus relates; provided that the actual amount of the annual bonus may be greater or less than the target bonus. The annual bonus will be based on performance and achievement of Company and individual goals and objectives agreed to by the Company’s Board of Directors or Compensation Committee and Mr. Batliner.

Mr. Batliner was also issued an option to purchase 1,750,000 shares (the “Batliner Grant Options”) of Common Stock with an exercise price equal to the closing price of the Common Stock on the trading day prior to June 7, 2021 pursuant to the terms of the Company’s Equity Incentive Plan, which will vest in six equal installments, with the first installment vesting on June 7, 2021, and the remaining installments vesting on every three month anniversary thereafter; provided he is an employee of the Company on the applicable vesting date. The vesting of the Batliner Grant Options is subject to acceleration under certain circumstances as set forth in the A&R Batliner Employment Agreement.

17

Mr. Batliner is also eligible to receive a performance stock grant (the “Batliner Performance Grant”), with the target amount of the Batliner Performance Grant equal to five hundred thousand (500,000) shares of Common Stock (the “Batliner Target Grant”); provided that the actual amount of the Batliner Performance Grant may be greater or less than the Batliner Target Grant based on performance and achievement of Company and individual goals and objectives as set forth in the A&R Batliner Employment Agreement.

If (i) Mr. Batliner’s employment with the Company is terminated by the Company other than for cause (as defined in the A&R Batliner Employment Agreement), death or “permanent and total disability” or (ii) Mr. Batliner resigns for good reason (as defined in the A&R Batliner Employment Agreement), then he shall be entitled to severance benefits in an amount equal to 50% of his then current base compensation, less any taxes and withholding as may be necessary pursuant to law, to be paid in accordance with the Company’s normal payroll practices, but in no event less frequently than monthly, paid in equal installments over a 6-month period.

Resignation Agreements

On January 22, 2021, the Company entered into a Resignation and Release Agreement with Michael A. Nahass (the “Nahass Resignation Agreement”), pursuant to which Mr. Nahass agreed to resign from his positions as a director, executive officer and employee of the Company effective immediately upon the Company’s closing of a private placement in the amount of not less than $3,500,000, which occurred on January 25, 2021 . In addition, the Company extended the time within which vested common stock options held by Mr. Nahass may be exercised to 150 days after the date of resignation.

On January 22, 2021, the Company entered into a Resignation and Release Agreement with Derek Peterson pursuant to which Mr. Peterson agreed to resign from his positions as a director, executive officer and employee of the Company effective immediately upon the Company’s closing of a private placement in the amount of not less than $3,500,000, which occured on January 25, 2021. In addition, the Company extended the time within which vested common stock options held by Mr. Peterson may be exercised to 150 days after the date of resignation.

Equity Awards

On December 11, 2018, the Company’s Board of Directors approved the 2018 Equity Incentive Plan (the “Plan”). On June 20, 2019, the Company adopted the Amended and Restated 2018 Equity Incentive Plan (the “2018 Plan”), and our stockholders approved the Plan at our annual meeting of stockholders that was held September 23, 2019. Pursuant to the terms of the 2018 Plan, the maximum number of shares of Common Stock available for the grant of awards under the 2018 Plan shall not exceed 13,000,000 shares. During the years ended December 31, 2020 and 2019, the Company granted ten-year options to directors, officers, and employees, pursuant to which such individuals are entitled to exercise options to purchase an aggregate of up to 6.59 million and 5.80 million shares of Common Stock, respectively. The options have exercise prices of $0.58 - $1.00 per share, and generally vest quarterly over a three-year period.

During the year ended December 31, 2019, the Company granted ten-year options to directors, officers, and employees, pursuant to which such individuals are entitled to exercise options to purchase an aggregate of up to 1.06 million shares of Common Stock that were not subject to the 2016 Equity Plan or the 2018 Equity Plan. The options have exercise prices ranging from $2.02 to $3.75 per share, and generally vest quarterly over a three-year period.

On February 14, 2020, the Board approved an amendment (the “Plan Amendment”) to the Company’s Amended and Restated 2018 Equity Incentive Plan (the “Plan”) to increase the number of shares available for issuance thereunder by 28,976,425 million shares of the Company’s common stock for a total of 43,976,425 shares of Common Stock, plus the number of shares, not to exceed 2,000,000 million shares, that may become available under the Company’s 2016 Equity Incentive Plan after termination of awards thereunder, subject to adjustment in accordance with the terms of the Plan.

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Outstanding Equity Awards at Fiscal Year-End 2020

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(*)
Francis Knuettel II(1)	300,000	300,000	0.177	12/18/2030	—	—

Jeffrey Batliner(2)	50,000	150,000	0.072	04/02/2030	—	—
	166,667	833,333	0.075	09/25/2030	—	—

Uri Kenig(3)	300,000	300,000	0.172	12/21/2030	—	—

Derek Peterson(4)	500,000	1,500,000	0.072	04/02/2030	—	—

Michael Nahass(5)	500,000	1,500,000	0.072	04/02/2030	—	—

Matthew Morgan	—	—	—	—	—	—

Michael James(6)	1,200,000	—	1.00	12/10/2028	—	—

Megan Jimenez(7)	150,000	450,000	0.072	04/02/2030	—	—

(1)

The 600,000 stock options granted to Mr. Knuettel on December 18, 2020 pursuant to the 2018 Equity Incentive Plan become exercisable in two installments of 300,000 each, with the first installment vesting on March 18, 2021 and the second installment vesting on June 18, 2021.

(2)

The 200,000 stock options granted to Mr. Batliner on April 2, 2020 pursuant to the 2018 Equity Incentive Plan vest in twelve equal quarterly installments, with the first quarterly installment vesting on April 2, 2020. The 1,000,000 stock options granted to Mr. Batliner on September 25, 2020 pursuant to the 2018 Equity Incentive Plan vest in twelve equal quarterly installments, with the first quarterly installment vesting on October 1, 2020.

(3)

The 300,000 stock options granted to Mr. Kenig on December 21, 2020 pursuant to the 2018 Equity Incentive Plan vest in two installments of 150,000 each, with the first installment vesting on March 21, 2021 and the second installment vesting on June 21, 2021.

(4)

The 2,000,000 stock options granted to Mr. Peterson on April 2, 2020 pursuant to the 2018 Equity Incentive Plan vest in twelve equal quarterly installments, with the first quarterly installment vesting on April 2, 2020.

(5)

The 2,000,000 stock options granted to Mr. Nahass on April 2, 2020 pursuant to the 2018 Equity Incentive Plan vest in twelve equal quarterly installments, with the first quarterly installment vesting on April 2, 2020.

(6)

The 1,200,000 stock options granted to Mr. James on December 11, 2018 pursuant to the 2018 Equity Incentive Plan vest in twelve equal quarterly installments, with the first quarterly installment vesting on December 11, 2018 .

(7)

The 600,000 stock options granted to Ms. Jimenez on April 2, 2020 pursuant to the 2018 Equity Incentive Plan vest in twelve equal quarterly installments, with the first quarterly installment vesting on April 2, 2020.

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Director Compensation

The following table sets forth director compensation for the year ended December 31, 2020:

	Fees Earned Paid in Cash	Stock Awards	Option Awards	Total
Name (1)	($)	($)(6)(7)	($)(6)(7)	($)

Nicholas Kovacevich (2)	$-	$28,500	$-	$28,500
Ira Ritter (3)	$-	$28,500	$-	$28,500
Steven Ross (4)	$150,000	$59,549	$263,082	$472,630
Alan Gladstone (5)	$150,000	$59,549	$496,146	$705,694

(1)

Francis Knuettel II, Michael Nahass, Derek Peterson and Matthew Morgan are not included in this table as they were executive officers during fiscal 2020, and thus received no compensation for their service as directors. The compensation of Mr. Knuettel, Mr. Nahass, Mr. Peterson and Mr. Morgan as our employees is shown in “Executive Compensation – Summary Compensation Table.”

(2)	Appointed as a director on December 10, 2020.
(3)	Appointed as a director on December 10, 2020. Resigned as a director on July 1, 2021.
(4)	Appointed as a director on July 23, 2012. Resigned as a director on April 13, 2021.
(5)	Appointed as a director on November 15, 2017. Resigned as a director on January 11, 2021.
(6)

For valuation purposes, the dollar amount shown represents the aggregate award date fair value of awards made in fiscal 2020 computed in accordance with FASB ASC Topic 718, “Stock Compensation”. The fair value is calculated based on the closing price of the Common Stock on the grant dates. For more information, see Note 14 – “Stock-Based Compensation,” in the consolidated financial statements included with our Annual Report on Form 10-K for fiscal 2020.

(7)	The total number of unvested restricted shares and unvested options held by each then-serving non-employee director as of December 31, 2020 was as follows:

Non-Employee Director	Unvested Restricted Shares (#)	Unvested Options (#)
Nicholas Kovacevich	-	-
Ira Ritter	-	-
Steven Ross	-	1,697,715
Alan Gladstone	-	2,067,982

Narrative to Director Compensation Table

The following is a narrative discussion of the material information that we believe is necessary to understand the information disclosed in the previous table. For more information about arrangements between us and certain directors, see “Certain Relationships and Related Transactions” in this proxy statement.

Nicholas Kovacevich

Mr. Kovacevich received 150,000 restricted shares of Common Stock at $0.19 per share when he joined the Board on December 11, 2020, all of which vested on the date of appointment.

Ira Ritter

Mr. Ritter received 150,000 restricted shares of Common Stock at $0.19 per share when he joined the Board on December 11, 2020, all of which vested on the date of appointment. On July 1, 2021, Mr. Ritter resigned from the Board and all committees of the Board on which he served. In connection with his resignation, the Company terminated Mr. Ritter’s Independent Director Agreement. Mr. Ritter’s unvested equity awards will continue to vest pursuant to their original vesting schedule.

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Steven J. Ross

Mr. Ross earned cash fees for his services as a director in fiscal 2020 in the amount of $0.15 million. Mr. Ross earned cash fees for his services as a director in fiscal 2019 in the amount of $0.14 million.

On July 1, 2020, we granted Mr. Ross a ten-year option to acquire 454,545 shares of Common Stock at $0.11 per share. The option was in consideration of the services to be rendered, which shall vest and become exercisable with respect to one-twelfth (1/12) each quarter until the option is one hundred percent (100.0%) vested. As of December 31, 2020, the option was one-sixth (1/6) vested.

On April 2, 2020, we granted Mr. Ross a ten-year option to acquire 1,250,000 shares of Common Stock at $0.07 per share. The option was in consideration of the services to be rendered, which shall vest and become exercisable with respect to one-twelfth (1/12) each quarter until the option is one hundred percent (100.0%) vested. As of December 31, 2020, the option was one-quarter (1/4) vested.

On June 20, 2019, we granted Mr. Ross a ten-year option to acquire 500,000 shares of Common Stock at $0.585 per share. The option is in consideration of the services to be rendered, which shall vest and become exercisable with respect to one-twelfth (1/12) each quarter until the option is one hundred percent (100.0%) vested. As of December 31, 2020, the option was one-half (1/2) vested. On July 1, 2019, we granted Mr. Ross a ten-year option to acquire 86,805 shares of Common Stock at $0.576 per share. The option is in consideration of the services to be rendered, which shall vest and become exercisable with respect to one-twelfth (1/12) each quarter until the option is one hundred percent (100.0%) vested. As of December 31, 2020, the option was one-half (1/2) vested.

On December 11, 2018, we granted Mr. Ross a ten-year option to acquire 300,000 shares of Common Stock at $1.00 per share. The option was in consideration of the services to be rendered, which shall vest and become exercisable with respect to one-twelfth (1/12) each quarter until the option is one hundred percent (100.0%) vested. As of December 31, 2020, the option was three-quarters (3/4) vested. On July 30, 2018, we granted Mr. Ross a ten-year option to acquire 55,000 shares of Common Stock at $2.02 per share. The option is in consideration of the services to be rendered, which vested upon issuance and become exercisable with respect to one-twelfth (1/12) each quarter until the option is one hundred percent (100.0%) vested. As of December 31, 2020, the option was ten-twelfths (10/12) vested.

Mr. Ross resigned as a director of the Company. On that same date, in connection with Mr. Ross’ resignation as a director of the Company, the Company and Mr. Ross agreed to terminate the Independent Director Agreement entered into by Mr. Ross and the Company on July 1, 2019 and enter into a Separation Agreement (the “Ross Separation Agreement”). Pursuant to the Ross Separation Agreement, among other things, the Company agreed to 1) make cash payments to Mr. Ross of $87,500 on April 30, 2021, $75,000 on August 16, 2021, and $75,000 on December 31, 2021, and 2) issue to Mr. Ross $50,000 of freely-trading shares of Common Stock on each of April 30, 2021, August 16, 2021, and December 31, 2021. The number of shares of Common Stock issued on each issuance date will be calculated based on the closing price of the Common Stock on the trading day immediately prior to such issuance date. In addition, all vested options to acquire Common Stock held by Mr. Ross remain exercisable pursuant to their terms and all unvested options to acquire Common Stock held by Mr. Ross’ will accelerate and become vested. The Ross Separation Agreement contains mutual releases and other customary terms and conditions as more fully set forth therein.

Alan Gladstone

Mr. Gladstone earned cash fees for his services as a director in fiscal 2020 in the amount of $0.15 million. Mr. Gladstone earned cash fees for his services as a director in fiscal 2019 in the amount of $0.16 million.

On July 1, 2020, we granted Mr. Gladstone a ten-year option to acquire 454,545 shares of Common Stock at $0.11 per share,. The option was in consideration of the services to be rendered, which shall vest and become exercisable with respect to one-twelfth (1/12) each quarter until the option is one hundred percent (100.0%) vested. As of December 31, 2020, the option was one-sixth (1/6) vested.

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On April 2, 2020, we granted Mr. Gladstone a ten-year option to acquire 1,500,000 shares of Common Stock at $0.07 per share. The option was in consideration of the services to be rendered, which shall vest and become exercisable with respect to one-twelfth (1/12) each quarter until the option is one hundred percent (100.0%) vested. As of December 31, 2020, the option was one-quarter (1/4) vested.

On June 20, 2019, we granted Mr. Gladstone a ten-year option to acquire 700,000 shares of Common Stock at $0.585 per share. The option was in consideration of the services to be rendered, which shall vest and become exercisable with respect to one-twelfth (1/12) each quarter until the option is one hundred percent (100.0%) vested. As of December 31, 2020, the option was one-half (1/2) vested. On July 1, 2019, we granted Mr. Gladstone a ten-year option to acquire 86,805 shares of Common Stock at $0.576 per share. The option is in consideration of the services to be rendered, which shall vest and become exercisable with respect to one-twelfth (1/12) each quarter until the option is one hundred percent (100.0%) vested. As of December 31, 2020, the option was one-half (1/2) vested.

On December 11, 2018, we granted Mr. Gladstone a ten-year option to acquire 600,000 shares at $1.00 per share. The option was in consideration of the services to be rendered, which shall vest and become exercisable with respect to one-twelfth (1/12) each quarter until the option is one hundred percent (100.0%) vested. As of December 31, 2020, the option was three-quarters (3/4) vested.

On July 30, 2018, we granted Mr. Gladstone a ten-year option to acquire 100,000 shares of Common Stock at $2.02 per share. The option was in consideration of the services to be rendered, which vested upon issuance and become exercisable with respect to one-twelfth (1/12) each quarter until the option is one hundred percent (100.0%) vested. As of December 31, 2020, the option was ten-twelfths (10/12) vested.

On January 30, 2018, we granted Mr. Gladstone a ten-year option to acquire 66,667 shares of Common Stock at $4.68 per share. The option was in consideration of the services to be rendered, which vested upon issuance and become exercisable with respect to one-twelfth (1/12) each quarter until the option is one hundred percent (100.0%) vested. As of December 31, 2020, the option was completely vested.

On January 11, 2021, Mr. Gladstone resigned as a director of the Company. On that same date, the Company entered into a Separation Agreement (the “Gladstone Separation Agreement”) with Mr. Gladstone. Pursuant to the Gladstone Separation Agreement, among other things, the Company issued to Mr. Gladstone 500,000 freely-trading shares of Common Stock, and all vested options to acquire Common Stock held by Mr. Gladstone remain exercisable pursuant to their terms. Mr. Gladstone also agreed not to sell, dispose of or transfer more than 500,000 shares of Common Stock in any calendar month. In addition, the Independent Director Agreement between the Company and Mr. Gladstone, dated as of July 1, 2019, was terminated. The Separation Agreement also contains mutual releases and other customary terms and conditions as more fully set forth therein.

2021 New Director Compensation

On April 6, 2021, the Company appointed Tiffany Davis to the Board. In connection with her appointment, the Company and Ms. Davis entered into an Independent Director Agreement, a Director Indemnification Agreement and a Stock Option Agreement. Pursuant to the director agreement, among other things, the Company agreed to pay Ms. Davis cash compensation of $5,000 per month, pro-rated for any partial months, payable on the first day of each month beginning on the date of the Director Agreement. Additionally, pursuant to the Director Agreement and the Stock Option Agreement, the Company issued to Ms. Davis an option to purchase 409,716 shares of the Company’s common stock at the closing price of the common stock on the date of the Stock Option Agreement. The stock options vest in ten installments, with the first installment of 34,722 shares vesting on date of the Stock Option Agreement, and the remaining installments vesting equally on the first day of each month thereafter (provided Ms. Davis is a director of the Company on the applicable vesting date).

On July 1, 2021, in connection with the Company’s acquisition of UMBRLA, Inc., the Board approved an increase in the size of the Board to five (5) directors and appointed Dallas Imbimbo and Eric Baum as directors. In connection with their appointments, the Company entered into an Independent Director Agreement with each of Messrs. Imbimbo and Baum. Pursuant to the agreements, the Company agreed, among other things, (i) to enter into a Stock Option Agreement to issue to each of Messrs. Imbimbo and Baum an option to purchase 500,000 shares of the Company’s common stock at the closing price of the common stock on the date of the director agreement and (2) to pay each of Messrs. Imbimbo and Baum cash compensation of $5,000 per month, pro-rated for any partial months, payable on the first day of each month beginning on the date of the director agreement.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of August 2, 2021, the Record Date, with respect to the holdings of: (1) each person known to us to be the beneficial owner of more than 5% of our Common Stock; (2) each of our directors, nominees for director and named executive officers; and (3) all directors and executive officers as a group. To the best of our knowledge, each of the persons named in the table below as beneficially owning the shares set forth therein has sole voting power and sole investment power with respect to such shares, unless otherwise indicated. Unless otherwise specified, the address of each of the persons set forth below is in care of the Company, at the address of 3242 S. Halladay St., Suite 202, Santa Ana, California 92705.

In computing the number and percentage of shares beneficially owned by each person, we include any shares of Common Stock that could be acquired within 60 days of August 2, 2021 by the exercise of option and warrant awards. These shares, however, are not counted in computing the percentage ownership of any other person. There are no arrangements known to the Company which may at a subsequent date result in a change-in-control.

Name of Beneficial Owner	Amount and Nature of Common Stock Beneficially Owned (#)		Percent of Common Stock (%)(1)
Greater than 5% Beneficial Owners:
Dallas Imbimbo	86,491,873	(2)	19.0%
Joseph Gerlach	41,662,529	(3)	9.6%
Nicholas Kovacevich	28,306,060	(4)	6.4%
Ravello Group LLC	24,881,709	(5)	5.8%
Derek Peterson	22,595,343	(6)	5.2%
Named Executive Officers and Directors:
Michael Nahass Former Chief Executive Officer, Former Chief Operating Officer and Named Executive Officer	2,860,105	(7)	*
Matthew Morgan Former Chief Executive Officer and Named Executive Officer	1,428,571	(8)	*
Derek Peterson Former Chief Executive Officer, Former Chief Strategy Officer and Named Executive Officer	22,595,343	(6)	5.2%
Michael James Former Chief Financial Officer and Named Executive Officer	1,543,888	(9)	*
Megan Jimenez Former Chief Executive Officer and Named Executive Officer	150,000		*
Jeffrey Batliner Chief Financial Officer and Named Executive Officer	1,400,879	(10)	*
Francis Knuettel II Named Executive Officer and Director	5,127,390	(11)	1.2%
Uri Kenig Named Executive Officer	933,332	(12)	*
Nicholas Kovacevich Named Executive Officer and Chairman of the Board	28,306,060	(4)	6.4%
Eric Baum Director	2,806,789	(13)	*
Tiffany Davis Director	284,718	(14)	*
Dallas Imbimbo Director	86,491,873	(2)	19.0%
All Directors and Executive Officers as a Group (8 persons)	129,213,442	(2)(4)(10)(11)(12)(13)(14)(15)	27.3%

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*	Represents beneficial ownership of less than one percent of the outstanding shares of our Common Stock.
(1)	As of August 2, 2021, we had a total of 431,876,107 shares of Common Stock issued and outstanding.
(2)

Includes (i) 12,527,700 shares held by Mr. Imbimbo, (ii) 816,678 shares underlying exercisable warrants, (iii) 6,924,978 shares underlying exercisable options, (iii) 6,454,752 shares held by Mr. Imbimbo’s spouse, (iv) 816,678 shares underlying exercisable warrants held by Mr. Imbimbo’s spouse, (v) 1,179,578 shares underlying exercisable options held by Mr. Imbimbo’s spouse, (vi) 19,260,742 shares held by Alpha West Holdings Inc. (“Alpha West”), of which Mr. Imbimbo is a stockholder, (vii) 2,769,217 shares underlying exercisable warrants held by Alpha West, (viii) 8,259,085 shares held by Rove Group LLC, of which Mr. Imbimbo is the sole member (“Rove Group”), (ix) 12,037,719 shares underlying exercisable warrants held by Rove Group and (x) 15,444,746 shares held by Bonaparte Group LLC, of which Mr. Imbimbo’s spouse is the managing member. Mr. Imbimbo disclaims beneficial ownership with respect to the shares held by Alpha West and Bonaparte Group LLC except to the extent of his pecuniary interest therein.

(3)

The shares listed are based on the Company’s internal records and represent shares held by Joseph Gerlach as of July 1, 2021. Mr. Gerlach holds sole voting power and dispositive power over such shares. The principal address of Mr. Gerlach is 2811 Pepper Rd., Petaluma, CA 94952.

(4)

Includes (i) 650,000 shares held by Mr. Kovacevich, (ii) 955,459 shares held by the Rutherford NC Revocable Trust (the “Rutherford Trust”), of which Mr. Kovacevich is the trustee, (iii) 4,670,642 shares underlying exercisable warrants held by the Rutherford Trust, (iv) 19,260,742 shares held by Alpha West, of which Mr. Kovacevich is a stockholder, (v) and 2,769,217 shares underlying exercisable warrants held by Alpha West. Mr. Kovacevich may be deemed to beneficially hold, and have the sole power to direct the voting and disposition of, the shares disclosed as directly held by the Rutherford Trust, and to beneficially hold, and have the shared power to direct the voting and disposition of, the shares disclosed as directly held by Alpha West. Mr. Kovacevich disclaims beneficial ownership with respect to the shares held by Alpha except to the extent of his pecuniary interest therein.

(5)

The shares listed are based on a Schedule 13G filed by Ravello Group, LLC with the SEC on August 11, 2021. The principal executive offices of the Ravello Group, LLC are 2618 San Miguel Dr., #480, Newport Beach, California 92660.

(6)

Includes (i) 16,660,714 shares held by Mr. Peterson, (ii) 989,574 shares held by Mr. Peterson’s spouse, and (iii) 4,945,055 shares underlying exercisable warrants held by Mr. Peterson. Mr. Peterson disclaims any beneficial ownership interest in the 989,574 shares held by his spouse.

(7)	Includes 666,666 shares underlying exercisable options held by Mr. Nahass.
(8)	Represents shares held by the Matthew Lee Morgan Trust, an affiliate of Mr. Morgan.
(9)	Includes 1,543,888 shares underlying exercisable options held by Mr. James.
(10)

Includes (i) 284,220 shares held by Mr. Batliner, (ii) 724,994 shares underlying exercisable options held by Mr. Batliner, and (iii) 391,665 shares underlying options held by Mr. Batliner that are exercisable within 60 days of the Record Date.

(11)

Includes (i) 2,450,000 shares held by Mr. Knuettel, (ii) 850,000 shares underlying exercisable options held by Mr. Knuettel, (iii) 250,000 shares underlying options held by Mr. Knuettel that are exercisable within 60 days of the Record Date, (iv) 423,456 shares held by a family trust of which Mr. Knuettel and his spouse are the co-trustees (the “Knuettel Trust”), (v) 769,290 shares underlying exercisable options held by the Knuettel Trust, and (vi) 384,644 shares underlying exercisable warrants held by the Knuettel Trust.

(12)

Includes (i) 350,000 shares held by Mr. Kenig, (ii) 291,666 shares underlying exercisable options held by Mr. Kenig, and (iii) 291,666 shares underlying options held by Mr. Kenig that are exercisable within 60 days of the Record Date.

(13)

Includes (i) 41,666 shares underlying exercisable options held by Mr. Baum, (ii) 83,332 shares underlying options held by Mr. Baum that are exercisable within 60 days of the Record Date, (iii) 1,058,639 shares held by Mr. Baum’s spouse, (iv) 393,059 shares held by Acquis Fund 2018 LLC, of which Mr. Baum is a member (“Acquis Fund”), (v) 961,612 shares underlying exercisable warrants held by Mr. Baum’s spouse, and (vi) 268,481 shares underlying exercisable warrants held by Acquis Fund. Mr. Baum disclaims beneficial ownership with respect to the shares held by Acquis Fund except to the extent of his pecuniary interest therein.

(14)	Includes (i) 201,386 shares underlying exercisable options held by Ms. Davis and (ii) 83,332 shares underlying options held by Ms. Davis that are exercisable within 60 days of the Record Date.
(15)

Also includes 3,606,051 shares underlying exercisable options held by Oren Schauble, the Company’s President, and 256,350 shares underlying options held by Mr. Schauble that are exercisable within 60 days of the Record Date.

24

PROPOSAL TWO:

RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

Marcum has served as independent registered public accounting firm to the Company since August 14, 2018.

The Board has directed management to submit the selection of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. The decision to appoint Marcum as the Company’s independent registered public accounting firm was approved by the Company’s Audit Committee.

Although stockholder ratification of this appointment is neither required by law nor binding on the Audit Committee, the Audit Committee believes that stockholders should be given the opportunity to express their views. If the stockholders do not ratify the appointment of Marcum as the Company’s independent auditors, the Audit Committee will consider this vote in determining whether or not to continue the engagement of Marcum. Representatives of Marcum will attend the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF MARCUM LLP, AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2021.

25

Other Independent Registered Accounting Firm Information

Principal Accounting Fees and Services

The following table presents fees paid or to be paid for professional audit services rendered by Marcum for the audit of our annual financial statements and fees billed for other services rendered for the years ended December 31, 2020 and 2019:

	Year Ended
	December 31,
	2020	2019

Audit Fees (1)	$270,030	$611,587
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
TOTAL	$270,030	611,587

(1)

Audit Fees consisted of fees billed for professional services rendered for the audit of the Company’s annual financial statements and internal control over financial reporting, review of the interim financial statements included in quarterly reports, and review of other documents filed with the SEC within those fiscal years.

Audit Committee Pre-Approval Policies and Procedures

The Board’s, or the Audit Committee’s policy, is to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is specific to the particular service or category of services and is generally subject to a specific budget. In addition, the Audit Committee has delegated pre-approval authority to its Chairman who, in turn, must report any pre-approval decisions to the Audit Committee at its next scheduled regular meeting. Our independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by our independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. The Board, or the Audit Committee, as applicable, pre-approved all fees for audit and non-audit work performed during fiscal 2020 and 2019.

26

PROPOSAL THREE:

STOCKHOLDER ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE

OFFICERS DISCLOSED IN THE PROXY STATEMENT UNDER THE SECTION TITLED

“EXECUTIVE COMPENSATION”, INCLUDING THE COMPENSATION TABLES AND OTHER

NARRATIVE EXECUTIVE COMPENSATION DISCLOSURES THEREIN, REQUIRED BY ITEM 402

OF SEC REGULATION S-K

We believe executive compensation is an important matter for the Company’s stockholders. A fundamental principle of the Company’s executive compensation philosophy and practice continues to be pay for performance. An executive officer’s compensation package is comprised of two components: (i) base salary, which reflects individual performance and expertise, and (ii) bonus and long-term incentive awards, tied to the achievement of certain performance goals that the Compensation Committee establishes from time to time for the Company. We believe that this type of compensation program is consistent with the Company’s strategy, competitive practice, sound corporate governance principles, and stockholder interests and concerns. We urge you to read this Proxy Statement for additional details on the Company’s executive compensation program.

This proposal, commonly known as a “say on pay” proposal, gives you as a stockholder the opportunity to endorse or not endorse our executive pay philosophy, policies and procedures. This vote is intended to provide an overall assessment of our executive compensation program rather than focus on any specific item of compensation. Given the information provided above and elsewhere in this Proxy Statement, the Board asks you to approve the following resolution:

“RESOLVED, that the Company’s stockholders approve, on an advisory, non-binding basis, the compensation of the named executive officers, as disclosed in the Company’s proxy statement for the 2021 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and related notes and narrative contained in the proxy statement for the Company’s 2021 Annual Meeting of Stockholders.”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee, or the Board. Our Board and Compensation Committee value the opinions of our stockholders and will take into account the outcome of this vote in establishing compensation philosophy and making future compensation decisions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS

VOTE FOR ADVISORY APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE

OFFICERS AS DISCLOSED IN THE PROXY STATEMENT.

27

SUBMISSION OF STOCKHOLDER PROPOSALS

The Company must receive by April 22, 2022 any proposal of a stockholder intended to be presented at the 2022 Annual Meeting of Stockholders of the Company (the “2022 Meeting”) and to be included in the Company’s proxy card, notice of meeting, and proxy statement related to the 2022 Meeting pursuant to Rule 14a-8 under the Exchange Act. Such proposals must be addressed to Unrivaled Brands, Inc., 3242 S. Halladay St., Suite 202, Santa Ana, California, 92705, and should be submitted to the attention of the Company’s Secretary by certified mail, return receipt requested. Proposals of stockholders submitted outside the processes of Rule 14a-8 under the Exchange Act (“Non-Rule 14a-8 Proposals”) in connection with the 2022 Meeting must be received by the Company by July 6, 2022 or such proposals will be considered untimely under Rule 14a-4(c) of the Exchange Act. The Company’s proxy related to the 2022 Meeting will give discretionary authority to the proxy holders to vote with respect to all Non-Rule 14a-8 Proposals received by the Company after July 6, 2022.

PROXY SOLICITATION AND COSTS

The Company will bear the costs of soliciting proxies from its stockholders. In addition to the use of the mails, proxies may be solicited by the Directors, officers, and employees of the Company by personal interview, telephone, e-mail or other forms of telecommunication. Such Directors, officers, and employees will not be additionally compensated for such solicitation but may be reimbursed for out-of-pocket expenses incurred in connection with such solicitation. Arrangements will also be made with brokerage houses and other custodians, nominees, and fiduciaries for the forwarding of solicitation materials to the beneficial owners of Common Stock held of record by such persons, and the Company will reimburse such brokerage houses, custodians, nominees, and fiduciaries for reasonable out-of-pocket expenses incurred in connection with such solicitation.

STOCKHOLDERS SHARING THE SAME ADDRESS

Under SEC rules, to minimize mailing costs we are permitted to send a single set of our Notice of Internet Availability of Proxy Materials, annual report and proxy statement (the “proxy materials”) to any household at which two or more stockholders reside if they appear to be members of the same family. This practice is referred to as “householding.” A number of brokerage firms have also instituted this practice with respect to the delivery of documents to stockholders residing at the same address. With this practice, however, each stockholder continues to receive a separate proxy card for voting. Any stockholder affected by this practice who desires to receive multiple copies of our proxy materials in the future should call our transfer agent, transfer agent, West Coast Stock Transfer Inc., at (619) 664-4780. You may also contact this number if your household currently receives multiple copies of our proxy materials and instead desires to receive a single set of the proxy materials.

OTHER MATTERS

Neither the Company nor the Directors know of any other matters which are likely to be brought before, or submitted to the stockholders, at the Annual Meeting. Therefore, the enclosed proxy card grants to the persons named in the proxy card the authority to vote in their best judgment regarding all other matters properly raised at the Annual Meeting.

By Order of the Board of Directors

/s/ Francis Knuettel II

Francis Knuettel II

Secretary

August 19, 2021

IT IS IMPORTANT THAT THE PROXIES BE RETURNED PROMPTLY. EVEN IF YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY COMPLETE, SIGN, DATE, AND MAIL THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IN ADDITION, REGISTERED STOCKHOLDERS CAN CAST THEIR VOTE ELECTRONICALLY AT

HTTP://WWW.WESTCOASTSTOCKTRANSFER.COM/PROXY-UNRV/ OR BY TELEPHONE AT (619) 664-4780

28

UNRIVALED BRANDS, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS SEPTEMBER 29, 2021 AT 9:00 AM PDT

The undersigned hereby revokes all appointments of proxies previously given and appoints Nicholas Kovacevich and Francis Knuettel II (the “Proxies”), or any substitutes appointed by them, as the undersigned’s attorneys and proxies, and authorizes any one or more of them to represent and vote, as directed on the reverse side of this proxy card, all of the outstanding shares of the Common Stock of UNRIVALED BRANDS, INC. (the “COMPANY”) held of record by the undersigned on August 2, 2021, at the Annual Meeting of the Company’s stockholders (the “Annual Meeting”) to be held at 3242 S. Halladay St., Suite 202, Santa Ana, CA 92705 on September 29, 2021 at 9:00 AM PDT, and at any postponements or adjournments of the Annual Meeting.

I (We) direct that the shares represented by this appointment of proxy be voted as directed on the reverse side. If no voting directions are given on a matter, the Proxies may vote those shares ”FOR” in the case of the election of each nominee named in Proposal 1, “FOR” in the case of Proposal 2, and “FOR” in the case of Proposal 3. If, before the Annual Meeting, any nominee listed in Proposal 1 becomes unable or unwilling to serve as a director for any reason, the Proxies are authorized to vote for a substitute nominee named by the Board of Directors. This appointment of proxy may be revoked by the undersigned at any time before the voting takes place at the Annual Meeting by filing with the Company’s proxy tabulator, West Coast Stock Transfer, Inc., or the Company’s Corporate Secretary, a written instrument revoking it or by submitting a duly executed written or telephonic or Internet appointment of proxy bearing a later date, or by attending the Annual Meeting and voting in person.

(CONTINUED AND TO BE MARKED, DATED AND SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS

Read our proxy statement before you vote by proxy. Then, to ensure that your shares are represented at the Annual Meeting we ask that you appoint the Proxies to vote your shares for you in one of the following ways.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.

INTERNET:	http://www.westcoaststocktransfer.com/proxy-unrv/

TELEPHONE:	(619) 664-4780

CONTROL NUMBER:

Go to the above Internet website. Have your proxy card in hand when you access the website. Enter your “Control Number” printed above and then follow the instructions provided to appoint the Proxies and give them directions on how to vote your shares. If you appoint the Proxies by Internet or via telephone, you need not return a proxy card. You will be appointing the Proxies to vote your shares for you on the same terms and with the same authority as if you marked, signed and returned a proxy card. You may appoint the Proxies by Internet or telephone only until 11:59 p.m. EDT on September 28, 2021, which is the day before the Annual Meeting date.

ANNUAL MEETING OF THE STOCKHOLDERS OF UNRIVALED BRANDS, INC.			ANNUAL MEETING OF THE STOCKHOLDERS OF UNRIVALED BRANDS, INC.
CONTROL NUMBER: PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS			CONTROL NUMBER:

Proposal 1		→	FOR ALL	WITHOLD ALL	FOR ALL EXCEPT	Proposal 1
	To elect the five (5) directors nominated by our Board of Directors as set forth in the Proxy Statement:		☐
	Francis Knuettel II			☐	☐
	Nicholas Kovacevich			☐	☐
	Eric Baum			☐	☐
	Tiffany Davis			☐	☐
	Dallas Imbimbo			☐	☐

Proposal 2		→	FOR	AGAINST	ABSTAIN	Proposal 2
	To ratify the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.		☐	☐	☐
Proposal 3		→	FOR	AGAINST	ABSTAIN	Proposal 3
	To approve, on an advisory, non-binding basis, the compensation of our named executive officers as described in the proxy statement.		☐	☐	☐

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING: ☐

Important Notice Regarding the Availability of
Proxy Materials for the Annual Meeting of Stockholders to be

held September 29, 2021.

The proxy statement and our 2020 Annual Report to

Stockholders are available at

http://www.westcoaststocktransfer.com/proxy-unrv/

MARK HERE FOR ADDRESS CHANGE ☐ New Address (if applicable):

___________________________________

___________________________________

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated: ________________________, 2021

(Print Name of Stockholder and/or Joint Tenant)

(Signature of Stockholder)

(Second Signature if held jointly)